THE BANK OF NEW YORK
 NEW YORKS FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK,
N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS
January 24, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by
the American Depositary
Receipts for Ordinary Shares,
each of Roche Holding Ltd.
(File No. 333-101566)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the
change in the number of ordinary shares
represented by two American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Roche Holding Ltd..

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

Effective January 24, 2005 Roche
Holdings Limited's American
Depositary Receipt (ADR) ratio
changed from 1:1 (one ADR
equaling one ordinary share) to
2:1 (two ADRs  equaling one
ordinary share).

Attached to this letter is a copy of a
letter from Roche Holding Ltd. to The
Bank of New York requesting that the
Ratio be changed.

Please contact me with any questions or
comments at 212 815-2276.


Sincerely,

/s/ Violet Pagan
Violet Pagan
Assistant Vice President



Encl.




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